Exhibit 99.1

Certain Assets of 7-Eleven, Inc.

Abbreviated Financial Statements

December 31, 2020

Independent Auditors’ Report

The Board of Directors

Shareholder of 7-Eleven, Inc.:

We have audited the accompanying abbreviated financial statements of Certain Assets of 7-Eleven, Inc., which comprise the statement of assets acquired and liabilities assumed as of December 31, 2020, and the statement of revenues and direct operating expenses for the year then ended, and the related notes to the abbreviated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these abbreviated financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of abbreviated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these abbreviated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the abbreviated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the abbreviated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the abbreviated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the abbreviated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the abbreviated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the abbreviated financial statements referred to above present fairly, in all material respects, the statement of assets acquired and liabilities assumed  of Certain Assets of 7-Eleven, Inc. as of December 31, 2020, and the statement of revenues and direct operating expenses for the year then ended in accordance with U.S. generally accepted accounting principles.

/s/ KPMG LLP

Dallas, Texas
November 3, 2021

Certain Assets of 7-Eleven, Inc.

Statement of Assets Acquired and Liabilities Assumed

December 31, 2020

(Thousands of Dollars)

ASSETS
Current assets:
Cash and cash equivalents	$262
Inventory	11,448
Other current assets	525
Total current assets	12,235
Property and equipment, net	144,027
Right-of-use assets, net	10,074
Total assets	$166,336

LIABILITIES AND NET ASSETS
Current liabilities:
Current portion of operating lease obligations	$1,523
Accrued expenses and other current liabilities	380
Total current liabilities	1,903
Operating lease obligations, less current portion	8,950
Asset retirement obligations	123
Total liabilities	10,976

Net assets	$155,360

See Notes to Abbreviated Financial Statements.

Certain Assets of 7-Eleven, Inc.

Statement of Revenues and Direct Operating Expenses

Year Ended December 31, 2020

(Thousands of Dollars)

Operating revenues	$449,431
Direct operating expenses:
Cost of sales	351,138
Selling expenses	44,779
Depreciation, amortization and accretion expense	11,753
Total direct operating expenses	407,670
Operating revenues less direct operating expenses	$41,761

See Notes to Abbreviated Financial Statements.

Note 1. DESCRIPTION OF BUSINESS

CAPL JKM Partners LLC, an indirect, wholly owned subsidiary of CrossAmerica Partners LP (the “Buyer”) entered into an Asset Purchase Agreement (the “Agreement”) with 7-Eleven, Inc. (“7-Eleven”, “we,” “us” or “our”), which provides for the sale of certain assets of 7-Eleven associated with 106 company operated sites previously operated generally under the Speedway brand (the “Assets”). The sale is closing on a rolling basis starting in June 2021. Through November 3, 2021, we have closed on 103 of the 106 sites. The Assets included fuel and merchandise inventory and property and equipment. The accompanying abbreviated financial statements present the assets acquired and liabilities assumed as of December 31, 2020 and the revenues and direct operating expenses of the Assets for the year ended December 31, 2020, but exclude corporate overhead, interest and income tax expense.

The accompanying statement of assets acquired and liabilities assumed and the statement of revenues and direct operating expenses were prepared for the purpose of assisting CrossAmerica Partners LP in complying with the rules and regulations of Rule 3-05 of Regulation S-X of the U.S. Securities and Exchange Commission (“SEC”) and application of SEC Final Rule Release No. 33-10786, Amendments to Financial Disclosures About Acquired and Disposed Businesses, and are not intended to be a complete presentation of the assets, liabilities, equity, revenues, expenses, and cash flows associated with the Assets.

Note 2. SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

7-Eleven has not maintained the separate accounts necessary to present complete financial statements of the Assets. The Assets were not a separate legal entity, subsidiary or operating segment of 7-Eleven. The Assets were never operated as a stand-alone business or division and separate financial statements have not been prepared in the past. As a result of the foregoing, it is not practicable to provide complete financial statements.

The statement of assets acquired and liabilities assumed includes only the Assets acquired or to be acquired by the Buyer pursuant to the Agreement. Certain assets and liabilities related to the Assets will not be sold per the terms of the Agreement, and therefore, are not included in the statement of assets acquired and liabilities assumed including, but not limited to, accounts receivable and accounts payable. Outside of operating lease liabilities, certain accruals for real estate and personal property taxes and certain other liabilities specified in the Agreement, no other liabilities, contingent or otherwise, were assumed by the Buyer.

The statement of revenues and direct operating expenses was derived from the historical accounting records of the Assets, which are maintained in accordance with U.S. generally accepted accounting principles (“GAAP”). The statement of revenues and direct operating expenses is not intended to be a complete presentation of the results of operations as if the Assets were operated independently during the period presented. Further, we do not represent that the results as presented are indicative of the results of operations that would have been achieved if the Assets had operated as a separate, stand-alone entity as of or for the period presented, nor are they indicative of the financial condition or results of operations to be expected in the future due to changes in the business and the omission of certain operating expenses as described below.

Certain expenses, such as corporate and administrative, are not tracked or monitored in a manner that would enable the development of a complete set of financial statements. Such costs include general overhead costs, such as costs related to corporate human resources, accounting, legal, and other administrative services; interest income or expense; and income taxes. As such, only costs directly related to the revenue-generating activities of the Assets are included in this abbreviated financial statement as permitted by Rule 3-05 of Regulation S-X. The statement of revenues and direct operating expenses includes allocations of certain costs directly related to revenue-generating activities as discussed in the policies below. Management of 7-Eleven believes that the allocations are reasonable.

The financing needs of the Assets were supported by 7-Eleven and cash generated by the Assets was transferred to 7-Eleven. As the Assets have historically been managed as part of the operations of 7-Eleven and have not operated as a stand-alone entity, it is impractical to prepare historical cash flow information regarding the operating, investing, and financing cash flows of the Assets. As such, information on cash flows is not presented herein.

Use of Estimates

The preparation of the abbreviated financial statements in conformity with U.S. GAAP requires management to make certain estimates and assumptions that affect the amounts reported in the financial statements and accompanying disclosures. Actual results could differ from these estimates. Further, these abbreviated financial statements include allocations and estimates that are not necessarily indicative of the costs and expenses that would have resulted if the Assets had been operated as a separate entity, or the future results of the Assets.

Cash and Cash Equivalents

We consider all short-term investments with maturity of three months or less at the date of purchase to be cash equivalents. Cash and cash equivalents are stated at cost, which, for cash equivalents, approximates fair value due to their short-term maturity. We are potentially subject to financial instrument concentration of credit risk through our cash and cash equivalents. We maintain cash and cash equivalents with several major financial institutions. We have not experienced any losses on our cash equivalents.

Inventories

Motor fuel inventory consists of gasoline, diesel fuel and other petroleum products and is stated at the lower of average cost or net realizable value using the first-in, first-out method. We record inventory from the time of the purchase of motor fuels from third-party suppliers until the retail sale to the end customer.

Retail site merchandise inventory is valued at the lower of average cost or net realizable value using the first-in, first-out method, written down, as necessary, for potentially obsolete or slow-moving inventory.

Property and Equipment

Property and equipment is recorded at cost. Depreciation is recognized using the straight-line method over the estimated useful lives of the related assets, including: 10 to 20 years for buildings and improvements and three to 30 years for equipment. Amortization of leasehold improvements is based upon the shorter of the remaining terms of the leases including renewal periods that are reasonably assured, or the estimated useful lives, which generally range from seven to 10 years.

Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Maintenance and repairs are charged to operations as incurred.

Revenue Recognition

Revenues from the delivery of motor fuel are recorded at the time of delivery to our customers, by which time the price is fixed, title to the products has transferred and payment has either been received or collection is reasonably assured, net of applicable discounts and allowances.

Revenues from the sale of convenience store products are recognized at the time of sale to the customer.

Revenues from leasing arrangements for which we are the lessor are recognized ratably over the term of the underlying lease.

Cost of Sales

We include in our cost of sales all costs we incur to acquire motor fuel and merchandise, including the costs of purchasing, storing and transporting inventory prior to delivery to our customers. A component of our cost of sales is the discount for prompt payment and other rebates, discounts and incentives offered by our suppliers. Prompt payment discounts from suppliers are based on a percentage of the purchase price of motor fuel and the dollar value of these discounts varies with motor fuel prices. Cost of sales does not include any depreciation of our property and equipment, as these amounts are included in depreciation, amortization and accretion expense on our statement of revenues and direct operating expenses.

Motor Fuel and Sales Taxes

Our motor fuel sales and direct operating expenses include motor fuel and sales taxes of $71.9 million for 2020.

Selling Expenses

Selling expenses are expensed as incurred and include costs related to operating the sites, such as payroll, real estate taxes, repairs and maintenance costs and utilities, which are associated with the revenue-generating activities of the Assets.

Lease Accounting

We lease certain retail sites from third parties under long-term arrangements with various expiration dates. FASB Accounting Standards Codification Topic 842—Leases (“ASC 842”) requires the recognition of lease assets and lease liabilities on the balance sheet and disclosure of key information about leasing arrangements.

In order to measure our lease liability under our leases as lessee, we are required to discount our minimum rental payments using the rate implicit in the lease, unless such rate cannot be readily determined, in which case our incremental borrowing rate is used. As we do not know the amount of our lessors’ initial direct costs, we are generally unable to determine the rate implicit in our leases. As a result, we generally use our incremental borrowing rate, which is the rate we would have to pay to borrow an amount equal to the lease payments on a collateralized basis over a similar term in a similar economic environment. We considered the rates on our prior mortgages on commercial properties for various terms in developing our incremental borrowing rates.

ASC 842 requires leases be evaluated and classified as either operating or finance for financial reporting purposes. The lease term used for lease evaluation includes option periods only in instances in which the exercise of the option period is reasonably certain. Generally, lease payments are expensed on a straight-line basis over the term of the lease including renewal periods that are reasonably certain at the inception of the lease. In addition to these lease payments, certain leases require additional contingent payments based on sales volume or future inflation, which are expensed as incurred.

Asset Retirement Obligations

Certain lease agreements in which we are lessee require or contingently require us to remove underground storage tanks (USTs) upon termination of the lease. We record a liability, which is referred to as an asset retirement obligation, at fair value for the estimated cost to remove USTs used to store motor fuel at leased retail sites at the time we incur that liability, which is generally when the UST is installed or upon entering the lease, and when a reasonable estimate of the liability can be made. We record a discounted liability for the fair value of an asset retirement obligation with a corresponding increase to the carrying value of the related long-lived asset. We depreciate the amount added to property and equipment and recognize accretion expense in connection with the discounted liability over the estimated remaining life of the UST. Accretion expense is reflected in depreciation, amortization and accretion expense and was insignificant for 2020. We base our estimates of the anticipated future costs for removal of a UST on our prior experience with removal. Removal costs include the cost to remove the USTs, soil remediation costs resulting from the spillage of small quantities of motor fuel in the normal operations of our business and other miscellaneous costs. We review our assumptions for computing the estimated liability for the removal of USTs on an annual basis. Any change in estimated cash flows is reflected as an adjustment to the liability and the associated asset.

Note 3. INVENTORIES

Inventories consisted of the following at December 31, 2020 (in thousands):

Retail site merchandise	$7,784
Motor fuel	3,664
Inventories	$11,448

Note 4. PROPERTY AND EQUIPMENT

Property and equipment, net consisted of the following at December 31, 2020 (in thousands):

Land	$64,762
Buildings and site improvements	87,281
Equipment	44,571
Construction in progress	279
Property and equipment, at cost	196,893
Accumulated depreciation and amortization	(52,866)
Property and equipment, net	$144,027

Depreciation expense amounted to $11.7 million for 2020.

Note 5. OPERATING LEASES OF RETAIL SITES

Operating Leases of Retail Sites as Lessor

Motor fuel stations are leased to tenants under operating leases with various expiration dates ranging through 2028. Most lease agreements include provisions for renewals. We generally do not include renewal options in our lease term. Rent income for 2020 was $4.8 million. Future minimum rental payments under non-cancelable operating leases with third parties as of December 31, 2020 were as follows (in thousands):

2021	$369
2022	226
2023	162
2024	132
2025	61
Thereafter	120
Total	$1,070

The future minimum rental payments presented above do not include contingent rent based on future inflation, future revenues or volumes of the lessee, or non-lease components for amounts that may be received as tenant reimbursements for certain operating costs.

Operating Leases of Retail Sites as Lessee

We lease 16 retail sites from third parties under certain non-cancelable operating leases that expire from time to time through 2035. The weighted-average remaining lease term was 9.4 years as of December 31, 2020.

Lease expense as measured under ASC 842 amounted to $1.9 million and was classified within “Selling expenses” on the statement of revenues and direct operating expenses. Variable lease payments included in the above table are based on inflation, revenues or volumes and totaled $0.2 million for 2020. Short-term lease payments that are excluded from the lease liability amounted to $0.2 million for 2020. Cash paid for amounts included in the measurement of lease liabilities under operating leases totaled $1.5 million for 2020.

As of December 31, 2020, future minimum rental payments under operating leases, excluding variable lease payments or short-term payments, were as follows (in thousands). The weighted-average discount rate as of December 31, 2020 was 4.5%.

2021	$1,560
2022	1,483
2023	1,489
2024	1,116
2025	1,128
Thereafter	5,225
Total future payments	12,001
Less impact of discounting	1,528
10,473
Current portion	1,523
Long-term portion	$8,950

Most lease agreements include provisions for renewals. We generally do not include renewal options in our lease term for purposes of measuring our lease liabilities and right-of-use assets unless the sublease to our customer extends beyond the term of the head lease.

Note 6. SUBSEQUENT EVENTS

Subsequent events have been evaluated through November 3, 2021, the date these abbreviated financial statements were available to be issued, and no events were identified for disclosure.